Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated April 13, 2023, related to the consolidated financial statements of Adlai Nortye Ltd. and Subsidiaries as of December 31, 2022, 2021 and 2020 and for each of the three years in the period ended December 31, 2022, which appears in this Registration Statement of Adlai Nortye Ltd. and Subsidiaries. We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ Mazars USA LLP

New York, New York

May 11, 2023

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